UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2020

GLOBAL HEALTHCARE REIT, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

6800 N. 79th St., Ste. 200, Niwot, CO 80503

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 449-2100

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01	ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT

Effective July 23, 2020, Global Fairland Property, LLC (“Fairland Property”), a newly formed wholly subsidiary of Global Healthcare REIT, Inc., (the “Company”), signed a definitive Asset Purchase Agreement (the “Agreement’) pursuant to which Fairland Property intends to purchase a skilled nursing facility located at 12 East Conner, Fairland, Oklahoma 74343 consisting of 29 licensed beds and commonly known as “Family Care Center of Fairland” (the “Facility”). The purchase price of the Facility will be SEVEN HUNDRED NINETY SIX THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($796,500.00). The purchase and sale of the Facility is subject to numerous conditions, including satisfactory due diligence, financing and other conditions customary in transactions of this nature. There can be no assurance that the transaction will be consummated. A copy of the Agreement is filed herewith as Exhibit 10.1.

“We anticipate operating this facility through a wholly owned subsidiary. We believe this purchase represents an attractive return on our capital which is only enhanced by its proximity to our Quapaw facility,” stated Zvi Rhine, Global’s President and Chief Financial Officer. “This acquisition fits nicely into our geographic footprint and expands our presence in a state with favorable tailwinds.”

ITEM 9.01	FINACIAL STATEMENTS AND EXHIBITS

10.1	Asset Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: July 27, 2020	/s/ Zvi Rhine
Zvi Rhine, President